EXHIBIT 10.4

8th ADDENDUM TO HYDROCARBON AND MINERAL LEASE

This Eighth Addendum to Lease is made and entered into as of this 15th day of March, 2013, by and between the parties set forth on the signature page below as “Lessor”, hereinafter referred to as “Lessor”, and GreenRiver Resources, Inc., a Utah corporation, hereinafter referred to as “Lessee”.

Recitals

Whereas, Lessor entered into a Hydrocarbon and Mineral Lease, dated February 23, 2005, with BleedingRock LLC, as lessee (the “Lease”) and

Whereas, BleedingRock LLC assigned all of its rights and obligations under such Lease to Lessee; and

Whereas, Lessor and Lessee amended such Lease by certain Addendums to Lease with respect to such Lease; and

Whereas, Lessor and Lessee desire to further amend the Lease as set forth below.

Now Therefore, it is hereby agreed as follows:

1.	The “primary term” under Section 1 (b) of the Leases shall be extended until December 31, 2016.

2.	All other terms and conditions shall remain the same.

In witness whereof, this Addendum to Lease has been executed and delivered by the undersigned as of the date first above written.

Lessee:

GreenRiver Resources, Inc.

By: /s/ William C. Gibbs

Its: President

Lessor:

Utah Tar Sands, LLC, as successor in interest to

Osterbroen Family Limited Partnership

By: /s/ Greg Jensen

Its: Owner

Dress Investments

By: /s/ George Dress

Its: Owner

/s/ Steven Ladlie

Steven Ladlie

/s/ Gary Pestorious

Gary Pestorious